Exhibit 9.1

                    AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

                  This AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this "Amendment"), dated as of November 8, 1999, is entered into by and among RNYC Holdings Limited, a Gibraltar corporation, ("Principal Stockholder"), Congregation Beit Yaakov (solely as beneficiary of a life estate of Owned Shares (as defined below) beneficially owned by Principal Stockholder) (together with Principal Stockholder, the "Stockholder"), Saban S.A., a Panamanian corporation ("Stockholder Parent"), Mr. Edmond J. Safra ("Mr. Safra"), HSBC Holdings plc, an English public limited company ("Parent"), HSBC North America Inc., a Delaware corporation ("US Holdco") and, solely for the purposes of Section 3, Section 4(b), Section 4(e), Section 7 and Section 8 of this Amendment and Section 12,
Section 15 and Section 16 of the Agreement (as defined below), Republic New York Corporation, a Maryland corporation (the "Company").

                  WHEREAS, the Stockholder, Stockholder Parent, Mr. Safra and Parent entered into that certain Stockholders Agreement, dated as of May 10, 1999 (the "Original Agreement" and, as amended by this Amendment, the "Agreement"); and

                  WHEREAS, simultaneously with the execution of this Amendment, Parent, RNYC Merger Corporation, a Maryland corporation ("Merger Sub"), Safra Republic Holdings, S.A., a societe anonyme organized under the laws of Luxembourg ("SRH"), and the Company, are entering into Amendment No. 1 (the "Merger Agreement Amendment") to that certain Transaction Agreement and Plan of Merger, dated as May 10, 1999 (the "Original Merger Agreement" and, as amended by the Merger Agreement Amendment and the Joinder Agreement (as defined in the Merger Agreement Amendment), the "Merger Agreement") among Parent, the Company and SRH; and

                  WHEREAS, the Merger Agreement provides for, among other things, the merger of RNYC Merger Corporation, a Maryland Corporation and a wholly owned subsidiary of US Holdco, with and into the Company; and

                  WHEREAS, as an inducement and a condition to their entering into the Merger Agreement Amendment and incurring the obligations set forth in the Merger Agreement, Parent has required that Stockholder, Stockholder Parent and Mr. Safra (individually, a "Stockholder Party" and collectively, the "Stockholder Parties") and the Company enter into this Amendment; and

                  WHEREAS, as an inducement and a condition to its entering into the Merger Agreement Amendment and incurring the obligations set forth in the Merger Agreement, Parent has required the Principal Stockholder to enter into the Merger Consideration Adjustment Agreement with Parent and US Holdco in the form attached hereto as Exhibit A and incorporated by reference herein (the "Adjustment Agreement"); and

                  WHEREAS, although none of the parties hereto believes, or has any reason to believe, that any of the Company and the Stockholder Parties is obligated to enter into this Amendment or, in the case of the Principal Stockholder, the Adjustment Agreement or effect the Share Transfer (as defined below) or has any obligation or liability to any Person in connection with the
Princeton  Note  Matter  (as  defined in the Merger  Agreement  Amendment),  the
Company and the Stockholder Parties are agreeing to enter into this Amendment and, in the case of the Principal Stockholder, the Adjustment Agreement and to effect the Share Transfer in order to facilitate consummation of the Merger and the Offer;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Certain Definitions. Capitalized terms used but not defined in this Amendment or the Original Agreement are used in this Amendment with the meanings given to such terms in the Merger Agreement.

                  2. Clarification of Obligations. The parties acknowledge and agree that all references to the "Merger Agreement", the "Merger" and the "Offer" in the Original Agreement shall be deemed to refer to the Merger Agreement as amended pursuant to the Joinder Agreement and the Merger Agreement Amendment and to the terms of the Merger and the Offer as provided for in the Merger Agreement as so amended. For the avoidance of doubt, the obligations of the parties provided in the Original Agreement shall apply to the Agreement as amended by this Amendment.

                  3. Joinder of US Holdco and the Company. US Holdco and the Company each hereby agrees to become a party to, and to satisfy all of the covenants and obligations provided with respect to it in, the Agreement, as if US Holdco and the Company were each an original party thereto. Parent, Stockholder, Stockholder Parent and Mr. Safra hereby consent to the joinder of US Holdco and the Company to the Agreement in accordance with the terms hereof.

                  4. Amendments to Original Agreement. (a) The definition of "Proposed Business Combination" in Section 1 of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           "Proposed    Business    Combination"    means    the
                  transactions contemplated by the Merger Agreement and Section 15 below.

                  (b)  The following definition is added:

                            "Amendment" means Amendment No. 1 to this  Agreement
                  dated as of November 8, 1999.

                  (c) Section 5(a) of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           (a) Stockholder  agrees that any additional shares of
                  Common  Stock  acquired  by  it  or  over  which  it  acquires
                  Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement except Section 15 below. Stockholder Parent and Mr. Safra each agree that if it or he should acquire record or Beneficial Ownership of any shares of

                 Common  Stock,  the term  Stockholder  shall be  deemed  to be modified to include it or him, as the case may be.

                  (d) Section 7 of the Original Agreement shall be deleted in its entirety and the following substituted therefor:

                           7. Covenant of Stockholder Parties.  Each Stockholder
                  Party agrees that it will take all action necessary to (i) permit (a) the Transferred Shares (as defined below) to be transferred pursuant to Section 15 and the remaining Owned Shares to be acquired in the Merger and (b) the voting of the Owned Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of Owned Shares from exercising their rights under such pledge.

                  (e) The following Sections 15 and 16 shall be added to the Original Agreement:

                           15. Transfer of 6,250,000 Owned Shares.  (a) Upon the
                  terms and subject to the conditions of this Agreement, in order to effect a reduction of $450 million in the aggregate consideration to be received by the Principal Stockholder in the Merger, after the Merger Agreement and the Merger have been approved at the Company Meeting and immediately prior to the Effective Time, and subject to the conditions set forth below in this Section 15, the Principal Stockholder shall convey, transfer and assign to US Holdco without consideration other than Parent's and Merger Sub's entering into the Merger Agreement Amendment and the Amendment, and US Holdco shall accept and receive, 6,250,000 shares of Common Stock (the "Transferred Shares") free of any liens, claims, options, proxies, voting agreements, security interests and encumbrances whatsoever (the "Share Transfer"). At the Closing (as defined in the Merger Agreement), the Stockholder shall deliver, or cause to be delivered, to US Holdco certificates for the Transferred Shares, duly endorsed or together with duly executed stock powers sufficient to transfer ownership of the Transferred Shares to US Holdco. The Company shall use all reasonable efforts to effect the transfer of the Transferred Shares to US Holdco on the Company's stock transfer books immediately prior to the Effective Time and to take all other reasonable action to register the transfer of the Transferred Shares to US Holdco. For the avoidance of doubt, it is agreed for the purposes of Section 1.4(a) of the Merger Agreement, that the Transferred Shares will be owned by US Holdco at the Effective Time.

                           (b) Conditions Precedent and Subsequent. (i) The respective obligations of each of the Principal Stockholder, the Parent and US Holdco to effect the Share Transfer shall be subject to the satisfaction or waiver in accordance with the terms of the Merger Agreement of all of the conditions (other than the condition set forth in Section 8.2(h) of the Merger Agreement) set forth in Sections 8.1, 8.2 and 8.3 of the Merger

                  Agreement and to the parties' intent to consummate the Merger immediately following the Share Transfer.

                           (ii) The obligation of Principal Stockholder to effect the Share Transfer shall be further subject to receipt of (x) a certificate signed on behalf of the Parent by its Group Financial Director and on behalf of Merger Sub by an executive officer pursuant to which Parent and Merger Sub acknowledge satisfaction or irrevocable waiver of the conditions (other than the condition set forth in Section 8.2(h) of the Merger Agreement) set forth in Sections 8.1 and
                  8.2 of the Merger Agreement and (y) a certificate signed on behalf of the Company by its Chief Executive Officer and on behalf of SRH by its Chief Executive Officer pursuant to which the Company and SRH acknowledge satisfaction or irrevocable waiver of the conditions set forth in Sections 8.1 and 8.3 of the Merger Agreement.

                           (iii) In the event the Merger is not  consummated  as
                  contemplated by Section 15(b)(i), the Share Transfer shall be voided and the Transferred Shares shall be returned to the Principal Stockholder.

                           16. Indemnification of Mr. Safra. The Company hereby agrees to, and Parent hereby agrees from and after the Effective Time to cause the Successor Corporation to, indemnify, defend and hold harmless, to the fullest extent permitted by the MGCL, Mr. Safra in connection with the Princeton Note Matter in the manner and to the same extent as officers and directors of the Company are entitled to indemnification pursuant to the currently existing articles of incorporation and bylaws of the Company and the Merger Agreement; provided, that nothing in this Section 16 shall be deemed to limit the obligations of the Principal Stockholder under Section 15 or of any of the Stockholder Parties under the Adjustment Agreement, and under no circumstances shall Parent, the Company, the Successor Corporation or any of their respective Subsidiaries or affiliates be required to indemnify, defend or hold harmless any of the Stockholder Parties or any other Person with respect to the obligations of the Principal Stockholder under Section 15 or of any of the Stockholder Parties under the Adjustment Agreement.

                  5. Representations, Warranties and Covenants of Stockholder Parties. Each Stockholder Party hereby represents and warrants to, and agrees with, Parent and US Holdco as follows (it being understood that the representations and warranties made by Congregation Beit Yaakov are made severally and only with respect to the Owned Shares held by it):

(a) Such  Stockholder  Party has all  necessary  power and  authority  and legal capacity to execute and deliver this Amendment and perform its or his obligations under the Agreement. No other proceedings or actions on the part of such Stockholder Party are necessary to authorize the execution, delivery or performance of the Agreement or the consummation of the transactions contemplated hereby.

(b) This Amendment has been duly and validly executed and delivered by such Stockholder Party and constitutes the valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) The Stockholder Parties are the sole Beneficial Owners of the Owned Shares. The Stockholder has good and marketable title to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests, except for (x) liens, claims, options, proxies, voting agreements and security interests and (y) pledges of Owned Shares previously disclosed to Parent, in each case, that would not have a material adverse effect on the ability of the Stockholder Parent to perform its obligations under the Agreement or prevent the Stockholder from conveying, transferring and assigning the Transferred Shares to Merger Sub in accordance with the terms of the Agreement. The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by any of the Stockholder Parties and none of the Stockholder Parties or its or his Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

(d) Stockholder Parent has sole Beneficial Ownership, free and clear of all liens, claims, options, proxies, voting agreements and security interests, of all outstanding capital stock of Stockholder. Mr. Safra has Beneficial Ownership of all of the outstanding capital stock of Stockholder Parent. No other Person has any right to acquire (whether currently, upon lapse of time, following satisfaction of any conditions, upon the occurrence of any event, or any combination of the foregoing) Beneficial Ownership of, any capital stock of Stockholder or Stockholder Parent or any securities convertible into or exchangeable or exercisable for shares of any such capital stock.

(e) Neither the execution and delivery of this Amendment by any Stockholder Party nor the consummation of the transactions contemplated by the Agreement will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by such Stockholder Party under such Stockholder Party's constituent documents (in the case of the Stockholder and Stockholder Parent) or any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder Party is a party or by which such Stockholder Party or by which any of the Owned Shares are bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on such Stockholder Party; or (iii) constitute a violation by such Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of any Stockholder Party to perform its obligations under the Agreement.

(f) Each Stockholder Party understands and acknowledges that Parent is entering into this Amendment in reliance upon the execution, delivery and performance by the Company and SRH of the Merger Agreement Amendment.

                  6. Representations and Warranties of Parent and US Holdco. (a) Parent represents and warrants to the Stockholder Parties that Parent and US Holdco have full corporate power and authority to execute and deliver this Amendment and to perform their respective obligations hereunder. The execution, delivery and performance of this Amendment by Parent and US Holdco will not constitute a violation of, conflict with or result in a default under, (i) any contract, understanding or arrangement to which Parent or US Holdco is a party or by which it is bound or requires the consent of any other Person or any party pursuant thereto, (ii) any judgment, decree or order applicable to Parent or US Holdco, or (iii) assuming that the consents and approvals referred to in Section
4.4 of the Merger Agreement are duly obtained, any law, rule or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of the Parent or US Holdco to perform its obligations under the Agreement; and this Amendment constitutes a legal, valid and binding agreement on the part of Parent and US Holdco, enforceable against Parent and US Holdco in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Parent and US Holdco of this Amendment and the consummation by Parent and US Holdco of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and US Holdco, respectively, and no other corporate proceedings on the part of Parent or US Holdco are necessary to authorize this Amendment or to consummate the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Parent and US Holdco.

                  (b) Each of Parent and US Holdco understands and acknowledges that the Company and the Stockholder Parties are entering into this Amendment in reliance upon the execution, delivery and performance by the Parent and Merger Sub of the Merger Agreement Amendment.

                  7. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, Parent and US Holdco as follows:

                  (a) The Company has full corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated by the Agreement. The execution and delivery of this Amendment and the consummation of the transactions contemplated by the Agreement have been duly and validly approved by the Board of Directors of the Company prior to the date hereof, and such approval is in full force and effect. No other corporate proceedings on the part of the Company are necessary to approve the Agreement and to consummate the transactions contemplated thereby. This Amendment has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent, US Holdco and the Stockholder Parties) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In addition, the Board of Directors of the Company has taken all requisite action such that the freezeout, special shareholder voting and other requirements imposed by Sections 3-601 through 3-604 and 3-701 through 3-709 of the MGCL, and the provisions of any other applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state, federal or foreign laws, are not applicable to the transfer of the Transferred Shares to US Holdco or the other transactions contemplated by the Agreement.

                  (b) Neither the execution and delivery of this Amendment by the Company, nor the compliance by the Company with any of the terms or provisions of the Agreement, will (i) violate any provision of the articles of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 of the Merger Agreement are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects, upon notice or lapse of time, or both) upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

                  (c) The Company understands and acknowledges that Parent and US Holdco are entering into this Amendment in reliance upon the execution, delivery and performance by the Company and SRH of the Merger Agreement Amendment.

                  8.  Miscellaneous.

                  (a) The Agreement (including this Amendment) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Merger Agreement, the Option Agreement, and the Confidentiality Agreement; provided that Section 5 of the Confidentiality Agreement shall not affect the representations and warranties of any party hereto.

                  (b) EXCEPT TO THE EXTENT THAT MANDATORY PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW ARE APPLICABLE, THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  (c) This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                  (d)  Except  as  specifically  amended  hereby,  the  Original
Agreement shall continue in full force and effect in accordance with the provisions thereof in existence on the date hereof. Unless the context otherwise requires, after the date hereof, any reference to the Original Agreement shall mean the Original Agreement as amended hereby.
                                       7

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RNYC HOLDINGS LIMITED                            HSBC HOLDINGS PLC


By:_______________________                       By:  /s/ David J. Shaw
                                                 ----------------------
Name:                                            Name:    David J. Shaw
Title:                                           Title:   Authorised Signatory

By: /s/ George J. Gillespie III
--------------------------------
Name:  George J. Gillespie III
Title: Attorney-In-Fact                          HSBC NORTH AMERICA INC.

CONGREGATION BEIT YAAKOV
                                                  By: /s/ Gerald A. Ronning
By: /s/ Walter H. Weiner                         --------------------------
-------------------------                         Name:    Gerald A. Ronning
Name: Walter H. Weiner                            Title:   President


SABAN S.A.                                        REPUBLIC NEW YORK CORPORATION


By:_______________________                        By: /s/ Dov C. Schlein
Name:                                             -----------------------
Title:                                             Name:    Dov C. Schlein
                                                   Title:   Chairman and
                                                            Chief Executive
                                                            Officer
By: /s/ George J. Gillespie III
--------------------------------
Name:  George J. Gillespie III
Title: Attorney-In-Fact

EDMOND J. SAFRA


By: /s/ George J. Gillespie III
--------------------------------
George J. Gillespie III
Attorney-In-Fact